Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
City Office REIT, Inc.

We consent to the use of:

•
our report dated February 20, 2025 on the consolidated financial statements of City Office REIT, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and December 31, 2023, the related consolidated statements of operations, comprehensive (loss)/income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes and financial statement schedule III (collectively the “consolidated financial statements”), and
•
our report dated February 20, 2025 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 each of which is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-278324) on Form S-3 and (No. 333-271666, 333-233043 and 333-195703) on Form S-8 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants

February 20, 2025

Vancouver, Canada